Exhibit 23.3

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街 22 號 海濱廣場二期 13 樓 1304 室

Tel 電話: (852) 2126 2388             Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 15, 2019 (except for share combination included in Note 3, as to which the date is October 26, 2020) relating to the consolidated statements of operations and comprehensive loss, changes in equity and cash flows of Newegg Commerce, Inc. (previously known as Lianluo Smart Limited) and its subsidiaries (collectively the “Company”) for the year ended December 31, 2018, appearing in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited)

Hong Kong, China

September 9, 2021